W. R. Berkley Corporation								Exhibit 99.2
Selected Financial Statement Balances
				2011
	2008	2009	2010	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
After Retrospective Change in Accounting for Deferred Policy Acquisition Costs
Underwriting expenses	$1,305,593	$1,250,815	$1,318,878	$340,483	$355,113	$363,889	$378,644	$1,438,129
Tax on operations	169,196	85,883	132,519	33,105	18,354	12,321	14,331	78,111
After-tax operating income	511,753	332,380	409,531	96,800	67,848	62,626	82,290	309,564
Net income	279,795	307,506	446,405	115,590	82,184	76,410	117,027	391,211
Operating earnings per share	2.95	2.00	2.64	0.66	0.46	0.43	0.58	2.13
Net income earnings per share	1.61	1.85	2.88	0.78	0.56	0.53	0.82	2.69
Return on equity	7.9%	10.3%	12.6%	12.7%	9%	8.4%	12.8%	10.7%
Loss ratio	62.7%	61.4%	60.2%	61.8%	66.3%	64.8%	62.7%	63.9%
Expense ratio	30.4%	32.9%	34.4%	34.7%	34.9%	34.5%	34.3%	34.6%
Combined Ratio	93.1%	94.3%	94.6%	96.5%	101.2%	99.3%	97%	98.5%
Deferred Acquisition costs	322,895	317,093	327,282	349,975	359,387	367,995	364,937	364,937
Deferred income tax asset (liability)	354,285	216,121	92,676	103,751	42,942	23,195	(2,834)	(2,834)
Common stockholders' equity	2,999,271	3,547,473	3,651,397	3,739,411	3,859,535	3,808,222	3,953,356	3,953,356
Book value per share	18.58	22.66	25.89	26.41	27.39	27.78	28.75	28.75

As Originally Reported
Underwriting expenses	$1,303,551	$1,248,463	$1,314,483	$339,185	$353,814	$362,590	$377,343	$1,432,932
Tax on operations	169,892	86,684	134,032	33,506	18,755	12,722	14,733	79,716
After-tax operating income	513,099	333,931	412,413	97,697	68,746	63,524	83,189	313,156
Net income	281,141	309,057	449,287	116,487	83,082	77,308	117,926	394,803
Operating earnings per share	2.96	2.00	2.66	0.66	0.46	0.44	0.58	2.15
Net income earnings per share	1.62	1.86	2.90	0.79	0.56	0.53	0.82	2.71
Return on equity	7.8%	10.1%	12.5%	12.6%	9%	8.4%	12.7%	10.7%
Loss ratio	62.7%	61.4%	60.2%	61.8%	66.3%	64.8%	62.7%	63.9%
Expense ratio	30.4%	32.8%	34.3%	34.5%	34.8%	34.3%	34.1%	34.4%
Combined Ratio	93.1%	94.2%	94.5%	96.3%	101.1%	99.1%	96.8%	98.3%
Deferred Acquisition costs	394,807	391,360	405,942	429,933	440,644	450,552	448,795	448,795
Deferred income tax asset (liability)	329,417	190,450	65,492	76,167	14,957	(5,192)	(31,623)	(31,623)
Common stockholders' equity	3,046,319	3,596,067	3,702,876	3,791,784	3,912,807	3,862,393	4,008,426	4,008,426
Book value per share	18.87	22.97	26.26	26.78	27.77	28.18	29.15	29.15